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                                                                  Exhibit 23 (d)




                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Union Planters Corporation on Form S-8 of our report dated October 28, 1993 appearing in the Annual Report on Form 10-K of BNF BANCORP, INC., formerly BANCFIRST Corporation, for the year ended September 30, 1993 and in the report on Form 8-K of Union Planters Corporation dated February 8, 1994.


S/  Deloitte & Touche

Birmingham, Alabama
August 16, 1994